                         MATTEL, INC. AND SUBISIDIARIES
                                                                    EXHIBIT 11.0
                                                                   (Page 1 of 2)
                   COMPUTATION OF INCOME (LOSS)PER COMMON AND
                          COMMON EQUIVALENT SHARE

                    (In thousands, except per share amounts)

                                                                                                      For the
                                                                                                 Three Months Ended
                                                                                        ------------------------------------
                                                                                             March 31,            March 31,
                                                                                               2002                 2001
                                                                                        ---------------      ---------------
BASIC
-----

Loss before the cumulative effect of change in accounting principles                         $   (3,951)          $ (22,038)
Cumulative effect of change in accounting principles                                           (252,194)            (12,001)
                                                                                             ----------           ---------
Net loss applicable to common shares                                                         $ (256,145)          $ (34,039)
                                                                                             ==========           =========

Applicable Shares for Computation of Loss per Share:


Weighted average common shares outstanding                                                      432,640             429,936
                                                                                             ==========           =========

Loss Per Common Share - Basic


Loss before the cumulative effect of change in accounting principles                         $    (0.01)          $   (0.05)
Cumulative effect of change in accounting principles                                              (0.58)              (0.03)
                                                                                             ----------           ---------
Net loss per common share                                                                    $    (0.59)          $   (0.08)
                                                                                             ==========           =========


                         MATTEL, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 11.0
                                                                   (Page 2 of 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE

                    (In thousands, except per share amounts)





                                                                                                         For the
                                                                                                   Three Months Ended
                                                                                 ------------------------------------------------
                                                                                    March 31,                       March 31,
                                                                                     2002                             2001
                                                                                 ----------------                ----------------
DILUTED
-------


Loss before the cumulative effect of change in accounting principles .........   $  (3,951)                        $ (22,038)

Cumulative effect of change in accounting principles .........................    (252,194)                          (12,001)
                                                                                 ---------                         ---------

Net loss applicable to common shares .........................................   $(256,145)                        $ (34,039)
                                                                                 =========                         =========
Applicable Shares for Computation of Loss per Share:

Weighted average common shares outstanding ...................................     432,640                           429,936

Weighted average common equivalent shares arising from:

      Dilutive stock options .................................................          --                                --

      Stock warrants .........................................................          --                                --
                                                                                 ---------                         ---------

Weighted average number of common and common equivalent shares................     432,640                           429,936
                                                                                 =========                         =========


Loss Per Common Share - Diluted

Loss before the cumulative effect of change in accounting principles .........   $   (0.01)                       $   (0.05)
Cumulative effect of change in accounting principles .........................       (0.58)                           (0.03)
                                                                                 ---------                        ---------
Net loss per common share ....................................................   $   (0.59)                       $   (0.08)
                                                                                 =========                        =========